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     NEWS RELEASE                                            Exhibit 99.1

     CONTACT:  Robert C. Hewitt
     Vice President, Chief Financial Officer
     949.253.1405
     E-mail: investor@newport.com
     Website: www.newport.com

     Cecilia A. Wilkinson/Mike Pollock
     Pondel/Wilkinson Group
     310.207.9300
     E-mail:  investor@pondel.com

     NEWPORT ACQUIRES ROBOTICS SPECIALIST, UNIQUE EQUIPMENT COMPANY, TO ENHANCE FIBER OPTICS MATERIALS HANDLING SOLUTIONS

     Irvine, California - September 1, 2000 - Newport Corporation (Nasdaq:NEWP) today announced that it has acquired Unique Equipment Company, a systems integrator specializing in the use of robotics for the fiber optics and semiconductor industries. The acquisition, which will be accounted for as a pooling of interests, is expected, excluding acquisition-related expenses, to be accretive to Newport's earnings during the current year.

     Unique Equipment, based in Chandler, Arizona, provides custom-engineered automation systems, utilizing robotics, lasers, machine vision and precision material handling systems (www.unique-equip.com). Newport intends to incorporate Unique's expertise in both systems design and process problem-solving to enhance Newport's next-generation assembly and test automation and materials handling solutions which are necessary for the fiber optic communications industry to continue to achieve greater throughput, higher yields, better reliability, increased performance and lower cost.

     "Unique's many years of experience in solving complex part handling and automation solutions is an important complement to the micro fiber alignment and attachment capabilities Newport has developed within our fiber optics assembly automation business," said Robert G. Deuster, Newport's chairman, president and chief executive officer. "By combining the talents of Unique's professionals with the well-established leadership of our fiber optics division, we believe Newport's customers will now have access to the most experienced team in total automation solutions for the fiber optic component industry. With many customers seeking large-scale, turnkey assembly and test solutions and the capacity to deliver proven results, Newport is now capable of addressing all of the key aspects of a fully automated assembly strategy."

     Dan A. Petrescu, vice president and general manager of Newport's Fiber Optics and Photonics Division, added: "Through this acquisition, we are adding a new dimension of

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automation to our materials handling expertise, especially through the application of robotics. Unique Equipment brings Newport closer to our goal to be the leading one-stop solution provider for automated assembly systems and test equipment for fiber optics component manufacturing. We are particularly pleased with Unique's extensive experience in automation for small part handling, laser-based systems and assembly station design. This is a proven team, nearly 40-strong and in business since 1986, that is used to working on large-scale contracts and gaining repeat business from a quality client base. We are excited to have them onboard."

     Carmichael & Company LLC of New York acted as the financial advisor to Unique.

     Newport Corporation is a global leader in the design, manufacture and marketing of high-precision components, instruments and integrated systems to the fiber optic communications, semiconductor equipment, computer peripherals and scientific research markets. The company's innovative products are designed to enhance productivity and capabilities of test and measurement and automated assembly for precision manufacturing, engineering and research applications. Customers include Fortune 500 corporations, technology companies and research laboratories in commercial, academic and government sectors worldwide.

     The statements in this press release, including the statements made by Robert G. Deuster and Dan A. Petrescu, are forward-looking statements that involve a number of risks and uncertainties. As discussed in Newport's Annual Report on Form 10-K for the year ended December 31, 1999, assumptions relating to the foregoing involve judgments with respect to, among other things, the ability of Newport to successfully integrate Unique Equipment Company with Newport's other operations; the contributions of Unique Equipment Company to Newport's fiber optics business strategy; future economic, competitive and market conditions, including those in Europe and Asia and those related to Newport's strategic markets, particularly the fiber optics and photonics market; whether its products, particularly those targeting the company's strategic markets, will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport's objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect such events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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